UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

 (Address of Principal Executive Offices)

(former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (480) 585-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As reported by NanoFlex Power Corporation, a Florida corporation (the “Company”), in Note 2 to its financial statements for the quarter ended September 30, 2015, filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2015 in its Form 10-Q, the Company issued the following two promissory notes, in the following amounts to an investor (the “Investor”) in exchange for loans advanced by him.

On July 20, 2015, the Company issued a promissory note (“Note 1”) in the amount of $150,000 to the Investor. On August 17, 2015, the Company issued a promissory note (“Note 2”) in the amount of $150,000 to the Investor. 600,000 warrants for the Company’s common stock (the “Common Stock”) $0.0001 par value per share, were issued in connection with Note 1 and Note 2 at an exercise price of $0.50 per share in lieu of cash interest.

As reported by the Company in Note 5 to the Company’s financial statements for the quarter ended September 30, 2015 filed with the SEC on November 13, 2015 in its Form 10-Q, on October 30, 2015, the Company issued a promissory note (“Note 3”) in the amount of $150,000 to the Investor in exchange for a loan in that amount. The Company issued 300,000 warrants in connection with Note 3 for the Company’s Common Stock at an exercise price of $0.50 per share in lieu of cash interest.

On November 24, 2015, the Company issued a promissory note (“Note 4”) to the Investor in the amount of $175,000 in exchange for a loan in that amount. The Company issued 350,000 warrants in connection with Note 4, for the Company’s Common Stock at an exercise price of $0.50 per share in lieu of cash interest.

On January 6, 2016, the Company issued a promissory note (“Note 5”) to the Investor in the amount of $1,375,000 in exchange for a loan in that amount. The Company issued 2,750,000 warrants in connection with Note 5, for the Company’s common stock at an exercise price of $0.50 per share in lieu of cash interest. Note 1, Note 2, Note 3, Note 4 and Note 5, shall be collectively referred to herein as the “Notes” and are in the form annexed hereto as Exhibit 10.1.

On January 22, 2016, the Company entered into a Note Conversion Agreement (the “Conversion Agreement”) with the Investor. A Form of the Conversion Agreement is filed herewith as Exhibit 10.2.

Pursuant to the Conversion Agreement, the Investor converted the Notes, which total $2,000,000, into an investment of $2,000,000 into the Company’s private placement of convertible notes and warrants.

For $2,000,000, the Investor received a convertible note (the “Convertible Note”) and a warrant to purchase 2,000,000 shares of Common stock (the “Warrant”). The Warrant has a ten year term and an exercise price of $0.50 per share. The Convertible Note accrues interest of 8% per annum, has a maturity date of one year and is convertible at $0.50 per unit, into units, with each unit consisting of a share of the Company’s Common Stock and a warrant to purchase a share of Common Stock with a ten year term and an exercise price of $.50 per share.

Pursuant to the Conversion Agreement, if the Investor converted the Convertible Note within thirty (30) days of its issuance, the Company was required to pay the Investor the interest under the Convertible Note in shares of its Common Stock as if the Investor did not convert the Convertible Note for a period of one (1) year from the date of issuance. On January 25, 2016 the Investor converted the Convertible Note into 4,320,000 shares of the Company’s Common Stock and a warrant to purchase 4,320,000 shares of the Company’s Common Stock with a ten year term and an exercise price of $.50. Of the 4,320,000 shares of Common Stock, 320,000 shares represent interest paid on the Convertible Note pursuant to the terms of the Conversion Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities, referenced above, were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemptions under Rule 506 of Section 4(a)(2) of the Securities Act to issue the Securities. The Investor provided a written representation to the Company that he qualifies as an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Note.

10.2	Form of Note Conversion Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoFlex Power Corporation

Date: January 27, 2016	By:	/s/ Robert J. Fasnacht
Name: Robert J. Fasnacht
Title: Executive Vice President

3